Exhibit 2

DIRECTORS AND EXECUTIVE OFFICERS OF SEA SYNERGY LIMITED

PERSONS CONTROLLING SEA SYNERGY LIMITED

The name, business address, present principal employment and citizenship of the sole director of Sea Synergy Limited are set forth below.

Name	Business Address	Present Principal Employment	Citizenship
Yinan Hu	27/F, Pearl River Tower No. 15 West Zhujiang Road Guangzhou, Guangdong 510623 People’s Republic of China	Director of Sea Synergy Limited.	China

Sea Synergy is 100% held by Summer Day which is 100% owned by Mr. Yinan Hu. Mr. Hu is the sole director of Sea Synergy Limited. (See above for the information on Mr. Yinan Hu.)

DIRECTORS AND EXECUTIVE OFFICERS OF SUMMER DAY LIMITED

PERSONS CONTROLLING SUMMER DAY LIMITED

The name, business address, present principal employment and citizenship of the sole director of Summer Day are set forth below.

Name	Business Address	Present Principal Employment	Citizenship
Yinan Hu	27/F, Pearl River Tower No. 15 West Zhujiang Road Guangzhou, Guangdong 510623 People’s Republic of China	Director of Summer Day Limited	China

Summer Day is 100% held by Mr. Hu. Mr. Hu is the sole director of Summer Day. (See above for the information on Mr. Yinan Hu.)